  As filed with the Securities and Exchange Commission dated August 13, 1996

                                                          Registration No. 33-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------
                          FLORAFAX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     41-0719035
  (State or other Jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                    Identification Number)

                                8075 20TH STREET
                           VERO BEACH, FLORIDA 32966
                                 (407) 563-0263
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________
                                                  with copies to:
       JAMES H. WEST                         DREW R. FULLER, JR. or
         PRESIDENT                                HOLLY H. FULLER
FLORAFAX INTERNATIONAL, INC.              CAUTHORN HALE HORNBERGER FULLER
      8075 20TH STREET                     SHEEHAN & BECKER INCORPORATED
 VERO BEACH, FLORIDA  32966            700 NORTH ST. MARY'S STREET, SUITE 620
       (561) 563-0263                        SAN ANTONIO, TEXAS  78205
                                                   (210) 271-1700

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------

Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             _____________________

                        CALCULATION OF REGISTRATION FEE


<Caption
==================================================================================================================
 Title of Each Class of       Amount to be      Proposed maximum         Proposed maximum           Amount of
    Securities to be           Registered   offering price per unit  aggregate offering price    registration fee
       Registered                 (1)                 (2)                      (2)                     (2)
- ------------------------------------------------------------------------------------------------------------------
 Common Stock, par            2,791,945              $2.125               $5,932,883                $2,045.82
 value, $.01 per share
==================================================================================================================

(1) Plus such indeterminate number of shares of the Company's Common Stock as may be issuable by reason of the operation of the anti-dilution provisions of the notes and the warrants described herein. This Registration Statement relates to resales and reoffers of shares of the Company's Common Stock to be purchased by holders of the notes and warrants described herein, who may be deemed affiliates of the Company upon conversion of the notes or exercise of the warrants.

(2) Pursuant to Rule 457(g)(3) the registration fee is calculated pursuant to Rule 457(c), computed based upon the average of the bid and asked prices of the Company's Common Stock as reported on NASD's Electronic OTC Bulletin Board, on August 8, 1996, which price is used solely for the purpose of calculating the registration fee.

(3) The Company has agreed to pay certain expenses of this offering as described in Part II, Item 14 of the Registration Statement.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" WHICH BEGIN ON P.4 OF THE ACCOMPANYING PROSPECTUS.
===============================================================================

                                                                      PROSPECTUS
                                2,791,945 SHARES

                          FLORAFAX INTERNATIONAL, INC.
                                  COMMON STOCK

         The shares of common stock, par value $.01 (the "Common Stock"), of Florafax International, Inc. (the "Company") offered hereby represent shares issuable upon the conversion of certain Promissory Notes (the "Notes") and the exercise of certain warrants to purchase Common Stock (the "Warrants", which Notes and Warrants may be referred to herein collectively as the "Convertible Securities"). Although the Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby, the Company has received $2,500,000.00 of loan proceeds pursuant to the Notes, an indeterminate amount of which may be retired upon the conversion of the Notes to shares of Common Stock of the Company. The Company has also received $650.00 for the purchase of the Warrants and will receive aggregate funds of between $0 and $650,000.00 upon the exercise of Warrants. See "Selling Security Holders."

         The shares of Common Stock offered hereby may be sold from time to time by Selling Security Holders named herein under the caption "Selling Security Holders" through underwriters, dealers, agents, or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such market prices. The terms of the offering and sale of Common Stock in respect of which this Prospectus is being delivered, including any discounts, commissions or concessions allowed, reallowed or paid to underwriters, dealers or agents, the purchase price of the Common Stock and the proceeds to the Selling Security Holders, and any other material terms shall be as set forth in a Prospectus Supplement. This Prospectus also may be delivered in connection with certain resales as described under "Plan of Distribution." See "Plan of Distribution" for possible indemnification arrangements for dealers and agents. The Company has agreed to pay certain expenses of registering the shares of Common Stock offered hereby, including filing fees, legal, accounting and miscellaneous expenses in connection with registration, and has agreed to indemnify the Selling Security Holders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

         The shares of Common Stock offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure itself of the existence of an exemption from registration or effect of such registration in connection with the offer and sale of such shares.

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" WHICH BEGINS ON PAGE 4.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                The date of this Prospectus is August 13, 1996.

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered by this Prospectus. Certain portions of the Registration Statement have not been included in this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference." The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement (with exhibits), as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock is traded on the NASD Electronic OTC Bulletin Board (the "OTC") under the symbol "FIIF." On August 8, 1996, the reported closing of the price of the Company's Common Stock was $2.125 per share.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995; Quarterly Reports on Form 10-QSB for the fiscal quarters ended November 30, 1995, February 29, 1996 and May 31, 1996; Current Report on Form 8-K dated February 8, 1996; and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since August 31, 1995 are hereby incorporated herein by reference. The shares of Common Stock registered pursuant to the Registration Statement of which the Prospectus is a part are of the same class of securities of the Company currently registered under Section 12 of the Exchange Act. The description of the Common Stock contained in previous registration statements, as amended by the Company's Restated Certificate of Incorporation, and any amendment or reports filed which update such registration, are hereby incorporated herein by reference.

         All documents filed by the Company pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering covered hereby will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. In addition, a copy of the Company's most recent annual report to stockholders will be promptly furnished, without charge, upon written or oral request. All such requests should be directed to Florafax International, Inc., 8075 20th Street, Vero Beach, Florida 32966, telephone number (407) 563-0263, attention Mr. Kelly S. McMakin.

                                  THE COMPANY

         The Company is principally engaged in the business of generating floral orders and providing floral order placement services to retail florists. The Company is also a third-party processor of credit cards.

         The Company operates a flowers-by-wire business which enables the Company member florists (independent owners) to send and deliver floral orders throughout the United States. Floral orders between florists are transacted primarily by telephone or by the Company's communication network.

         Through its wholly-owned subsidiary, Credit Card Management System, Inc. (CCMS), the Company makes available to its members an electronic credit card and charge card processing system, FloraCash. FloraCash automatically provides authorization codes for each transaction and captures all of the transaction data electronically, which allow florists to receive frequent, automatic deposits directly to their bank account. FloraCash terminals and optional printers are sold or leased by the Company at competitive rates.

         The Company's principal executive offices are located at 8075 20th Street, Vero Beach, Florida 32966, telephone number (407) 563-0263.

                                  RISK FACTORS

         In evaluating the Company and its business, prospective investors should carefully consider all of the information set forth in this Prospectus and should give particular attention to the following risk factors.

HISTORY OF OPERATING LOSSES

         During the two years prior to the most recently ended fiscal year, being August 31, 1995, the Company incurred net losses of $311,000 and $401,000 respectively. However, during the most recently ended fiscal year, the Company reported net income of $707,000.

COMPETITION

         The flowers-by-wire industry is principally comprised of six companies. Because many florists subscribe to more than one flowers-by-wire service, competition is intense. Usage can be affected by the quality and cost of services offered by each company, promotional programs, industry reputation and traditional patterns of usage employed by the sending florist.

         In the credit card industry, there are many banks and other companies which process credit and charge card transactions on behalf of their business clients. Most of these companies have greater revenues and process more transactions than the Company. In addition, some of the Company's flowers-by-wire industry competitors provide credit card processing services to their members. The selection of one credit card processor over another can be affected by a variety of factors including price, services offered and the capability of providing specialized functions to accommodate the particular credit card processing requirements of certain businesses. The Company believes that its credit card processing services are competitive in the retail and wholesale floral industry in particular and in the general credit card processing industry as a whole.

         The total sales volume of the Company, in each of the industries in which it competes, constitutes only a minor portion of the total available market.

POSSIBLE VOLATILITY OF STOCK PRICE

         The market price of the Common Stock, like that of the securities of other small, growth-oriented companies, may be highly volatile. Historically, the Common Stock has experienced low trading volume. There can be no assurance that the market price of the Common Stock will remain at its present level, and any future changes in market price cannot be predicted as to timing or extent. Past performance of the Common Stock does not guarantee and should not be construed to imply future performance. Factors such as announcements by the Company or its competitors concerning technological innovations, new commercial products or procedures, proposed government regulations and developments or disputes relating to patents or proprietary rights may have a significant effect on the market price of the Common Stock. Changes in the market price of the Common Stock may have no connection with the Company's actual financial results.

SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this Prospectus, the Company had outstanding 6,138,561 shares of Common Stock. As of such date, the Company has outstanding stock options to purchase 221,000 shares of its Common Stock. If all of the shares issuable upon exercise of these options or upon conversion of the Convertible Securities are issued, the Company will have an additional 3,012,945 shares of Common Stock outstanding, all of which will be eligible for resale into the public markets after any applicable vesting periods. The sale of such shares in the public markets could have a material adverse effect on the trading price of the Company's Common Stock.

NASDAQ LISTING AND MARKET ILLIQUIDITY

         The Common Stock is quoted on the NASD OTC Electronic Bulletin Board, and is therefore not actively traded. In order to improve the liquidity of the Company's Common Stock, it has applied for the listing of the Common Stock on the Nasdaq Small Cap Market. Such application has not yet been approved. If the application is approved, continued inclusion of such securities on the Nasdaq Small Cap Market will, unless the NASD grants a specific exemption from any particular requirement, require that (i) the Company maintain at least $4,000,000 in total assets and $2,000,000 in capital and surplus, (ii) the minimum bid price for the Common Stock be at least $3.00 per share, (iii) the public float consist of at least 100,000 shares of Common Stock, valued in the aggregate at more than $1,000,000, (iv) the Common Stock have at least two registered market makers and (v) the Common Stock be held by at least 300 holders. If the Company is unable to satisfy such maintenance requirements, the Company's securities may (if approval for listing is granted) be delisted from the Nasdaq Small Cap Market. In such event, trading, if any, in the Common Stock would thereafter be conducted, as it is conducted currently, in the over-the-counter market in the so called "pink sheets" or the NASD's "OTC Electronic Bulletin Board."

NO PROTECTION FROM CERTAIN BUSINESS COMBINATIONS

         At the January 7, 1994 annual meeting of the stockholders of the Company, a proposal was approved which provided for the amendment of the Company's Restated Certificate of Incorporation to include one article therein which specifically removes the Company from the provisions of Section 203 of the Delaware

General Corporation Law (the "DGCL"). The effect of this article is that the provisions of this section of the DGCL, which were enacted with the intent to prevent abusive takeover tactics, especially with regard to takeover by owners of large blocks of the Company's stock, are not applicable to the Company. The Company has several shareholders who, either acting alone, or in concert with other shareholders, would be prevented from effecting certain business combinations with the Company if this provision of the DGCL were still applicable to the Company. Therefore, any purchaser of the Common Stock offered hereby should realize that, unlike most corporations chartered under the DGCL, the Company is not prevented from engaging in business combinations with affiliates or other interested stockholders. The entire text of Section 203 of the DGCL should be reviewed by any potential purchaser of the Common Stock offered hereby prior to any contemplated purchase.

DEPENDENCE UPON KEY PERSONNEL

         Mr. Andrew W. Williams has been Chairman of the Board since November of 1992, Chief Executive Officer of the Company since September of 1994 and previously served as President of the Company. Mr. James H. West has been Chief Financial Officer of the Company since February of 1993, President of the Company since November of 1994 and Chief Operating Officer of the Company since August of 1994. Messrs. Williams and West have been primarily responsible for directing the corporate strategy of the Company since the date they joined the Company. The loss of either of these individuals could have an adverse effect on the Company.

VOTING CONTROL

         The directors and executive officers of the Company as a group have sole voting and investment power of approximately 32% of the Company's outstanding Common Stock, assuming that all shares to be offered hereby are sold. Therefore those individuals exercise practical voting control over the affairs of the Company.

PRODUCT CONCENTRATION

         82% of the Company's net revenues for fiscal year 1995 were derived from the Company's flowers-by-wire business. In the fiscal years ended August 31, 1994 and 1993, the Company's flowers-by-wire business comprised 83% and 88% respectively of the Company's net revenues. Therefore, although the Company's net revenues are not as concentrated in the flowers-by-wire business as in past years, the Company is highly dependent on the competitive market for generation of revenues.

MAJOR CUSTOMER DEPENDENCE

         During fiscal year 1995, of the $209,521,000 of credit and charge card transactions processed by the Company's wholly-owned subsidiary, Credit Card Management System, Inc., for business and professional organizations, approximately $84,000,000 of such transactions (or 40%) are dependent upon a contract with Service Corporation International. Therefore if this contract terminates, or expires without being renewed, this segment of the Company's business would probably be severely adversely affected.

NO DIVIDENDS

         The Company has not declared a dividend since 1982. Because of the Company's Net Capital Deficiency, which was approximately $1,756,000 at the end of the latest fiscal year, it is unlikely that the Company will be legally able, or would otherwise, declare a dividend. Lack of payment of dividends severely affects the liquidity and marketability of an investment in shares of the Common Stock.

                            SELLING SECURITY HOLDERS

         The following table sets forth the name of each Selling Security Holder and certain information regarding the ownership and offering of the Common Stock by each Selling Security Holder.

                                              Amount                             Amount        Percentage
                                           Beneficially                       Beneficially    Beneficially
                                              Owned                              Owned           Owned
                                             prior to         Amount           following       following
         Name                                Offering        Offered            Offering        Offering
         ----                              ------------      -------          -----------     -----------
St. James Capital Partners, L.P.            1,713,556       1,713,556              0               0%
SV Capital Partners, L.P.                     588,389         588,389              0               0%
St. James Capital Corp.                       104,000         104,000              0               0%
HUB, Inc.                                     108,758         108,758              0               0%
Guadalupe Funding Company                      97,882          97,882              0               0%
Thomas M. Vertin                               67,974          67,974              0               0%
Dennis J. LaValle                              54,379          54,379              0               0%
Equity Resource Group of
 Indian River County, Inc.                     27,190          27,190              0               0%
Blake T. Liedtke                               16,314          16,314              0               0%
1959 Trust for Robert Tilly Arnold             10,876          10,876              0               0%
George V. Burkholder                           10,876          10,876              0               0%
Pinkye Lou Blair Estate Trust                   5,438           5,438              0               0%
The Lillie C. Cullen Estate Trust
 for Isaac Arnold, Jr.                          5,438           5,438              0               0%
The Hugh Roy Cullen Estate Trust
 for Isaac Arnold, Jr.                          5,438           5,438              0               0%
Titus H. Harris, Jr.                            2,719           2,719              0               0%
Todd M. Binet                                   2,718           2,718              0               0%

NOTE: With the exception of St. James Capital Partners, L.P. ("St. James") and SV Capital Partners, L.P. ("SV"), the Selling Security Holders listed in the table above represent the current Warrant holders and all general and limited partners of St. James. The original Warrant holder, being St. James [as identified in the First Amendment to Agreement of Purchase and Sale ("First Amendment") dated to be effective February 29, 1996, by and between St. James, SV and the Registrant, which was filed, along with the form of Warrant and all other exhibits thereto, by the Registrant as Exhibit 10 to Form 10-QSB for the fiscal quarter ended May 31, 1996], transferred to each such individual and/or entity its respective interest in the Warrants, in accordance with the terms of the partnership agreement by and among the partners of St. James. Other than the name of each respective Warrant holder, the terms and conditions of the Warrants remain the same as the terms and conditions of the Warrant issued to St. James pursuant to the terms of the First Amendment.

         The amounts of Common Stock set forth above under the caption "Amount Offered" represents the aggregate number of shares of Common Stock into which the Convertible Securities owned by each Selling Security Holder are convertible assuming the highest possible conversion rate and greatest number of securities converted under the terms of the Convertible Securities, and, assuming further that the antidilution provisions of the Convertible Securities are not applicable. Such antidilution provisions are effective as to all of the Convertible Securities and are generally effective only if the Company issues additional Common Stock, declares a stock dividend, subdivides its outstanding shares of Common Stock, effects a capital reorganization or reclassification of the capital stock of the Company or effects a consolidation, merger, share exchange or disposition of all or substantially all of its assets with another person. Each Selling Security Holder may, but is not required to, sell all of the shares of Common Stock owned by such Selling Security Holder.

         The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby. Of the 2,791,945 shares registered hereby, 2,141,945 shares are issuable upon conversion of the Notes. The interest rate under each of the Notes is at a rate of 7% per annum, and the maturity date of each Note is February 28, 1997. The Notes currently are convertible at a rate of $1.25, subject to future adjustments based upon the above-described antidilution provisions. The proceeds of the Notes were used to pay outstanding obligations of the Company. Upon conversion of the Notes, the Company will retire an indeterminate amount of debt pursuant to the Notes.

         The remaining 650,000 shares are issuable upon the exercise of the Warrants. The exercise price of the Warrants is currently $1.00 per share but is subject to adjustments based upon the above-described antidilution provisions; therefore, if all of the Warrants are exercised, the Company will receive aggregate proceeds from such exercise of $650,000. The Company will use such proceeds for general working capital and general corporate purposes.

         With the exception of Equity Resource Group of Indian River County, Inc. ("Equity"), no Selling Security Holder has held any position or office, or has had any material relationship with, the Company or any of its predecessors or any of its affiliates within the past three years, other than as a stockholder. With respect to Equity, since 1990, Andrew W. Williams, the Chairman of the Board and Chief Executive Officer of the Company, has also served as Equity's Chairman of the Board, Chief Executive Officer and President. Mr. Williams is also a majority stockholder of Equity.

                              PLAN OF DISTRIBUTION

         The Selling Security Holders may offer the shares of Common Stock subject to this Prospectus from time to time in one or more offerings through underwriters, dealers or agents, or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such market prices.

         If underwriters are used in any offering of shares of Common Stock, the underwriter or underwriters with respect to such offering, will be named in a Prospectus Supplement. Only underwriters named in a Prospectus Supplement will be deemed to be underwriters in connection with the shares of Common Stock offered thereby. Firms not so named will have no direct or indirect participation in the underwriting of such Common Stock, although such a firm may participate in the distribution of such Common Stock under circumstances entitling it to a dealer's commission. Unless otherwise set forth in the Prospectus Supplement relating to such offering, any underwriting agreement pertaining to any offering of shares of Common Stock may (i) entitle the underwriters to indemnification by the Company and the Selling Security Holders against certain civil liabilities under the Securities Act; (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent; and (iii) provide that the underwriters will be obligated to purchase all shares of such Common Stock so offered if any shares are purchased. If underwriters are used in any offering of Common Stock, the names of such underwriters, the anticipated date of delivery and other material terms of the transaction will be set forth in the Prospectus Supplement relating to such offering.

         If a dealer is used in any offering of Common Stock, the Selling Security Holder will sell such Common Stock to the dealer as principal. The dealer may then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the material terms of the transaction will be set forth in the Prospectus Supplement relating to such offering.

         Common Stock may be offered through agents designated by the Selling Security Holders from time to time. Any such agent will be named, and the terms of any such agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise set forth in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         Dealers or agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Common Stock offered thereby. Unless otherwise set forth in the applicable Prospectus Supplement, such dealers or agents may, under agreements with the Selling Security Holders, be entitled to indemnification by the Company or the Selling Security Holders against certain civil liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with or perform services for the Company in the ordinary course of business.

         Offers to purchase Common Stock may be solicited, and sales thereof may be made, by the Selling Security Holders directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such market prices. Certain of such purchasers may be deemed to be underwriters with respect to any resale by them of Common Stock so acquired. This Prospectus may be delivered by any such purchaser in connection with any such resales. Such resales may be through underwriters, dealers or agents, or directly to one or more purchasers, all in the manner described above.

                                 LEGAL OPINION

         The validity of the Common Stock offered hereby will be passed on for the Company by Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated, of San Antonio, Texas.

                                    EXPERTS

         The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended August 31, 1995, have been audited by Ernst & Young, L.L.P., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                     COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACTS LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions or the provisions of the Company's Restated Certificate of Incorporation, its Bylaws, or the DGCL, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

================================================



No dealer, salesman or other person has been
authorized to give any information or to make
any representation not contained in, or
incorporated by reference in, this Prospectus,
and, if given or made, such information or
representation must not be relied upon as                    FLORAFAX
having been authorized by the Company.  This           INTERNATIONAL, INC.
Prospectus does not constitute an offer to sell
or a solicitation of an offer to buy any of the
securities offered hereby in any jurisdiction
to any person to whom it is unlawful to make
such offer in such jurisdiction.  Neither the
delivery of this Prospectus nor any sale made              COMMON STOCK
hereunder shall, under any circumstances,
create any implication that the information
contained herein is correct as of any time
subsequent to the date hereof, or that there
has been no change in the affairs of the
Company since such date.                                    ----------

             ------------------------                   P R O S P E C T U S

                                                            ----------
                TABLE OF CONTENTS

Available Information  . . . . . . . . . . . . 3         August 13, 1996
Incorporation of Certain Documents
    by Reference . . . . . . . . . . . . . . . 3
The Company . .  . . . . . . . . . . . . . . . 4
Risk Factors . . . . . . . . . . . . . . . . . 4
Selling Security Holders . . . . . . . . . . . 7
Plan of Distribution . . . . . . . . . . . . . 7
Legal Opinion   . . . . . . . . . . . . . . .  8
Experts  . . . . . . . . . . . . . . . . . . . 9
Commission Position on Indemnification
     for Securities Acts Liabilities . . . . . 9

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the Company in connection with the offering of the shares of Common Stock to be registered and offered hereby are as follows:

         SEC registration fee                               $2,045.82

         Legal fees and expenses                            $3,500.00

         Accounting fees and expenses                       $3,000.00

         Miscellaneous (including printing                  $  500.00
         and engraving fees)
                                                            ---------
         Total                                              $9,045.82
                                                            =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matters as to which such person shall have been adjudged liable to the corporation, except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         The Company's Restated Certificate of Incorporation and Bylaws require the Company to indemnify the Company's directors to the maximum extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, the Company may change the standard of indemnification only to the extent that such amended statute or law permits the Company to provide broader indemnification rights to the Company's directors. Pursuant to employment agreements entered into by the Company with its executive officers and certain other key employees, the Company may be required to indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under its Restated Certificate of Incorporation and Restated Bylaws. The Company's Restated Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

ITEM 16.  EXHIBITS.

         The following is a list of all the exhibits filed as part of the Registration Statement.

         EXHIBITS

         Number
         ------
           4              Restated Certificate of Incorporation of the Company and all amendments thereto, and Bylaws of the Company, each filed as Exhibit 4 to Form S-8 filed by the Company on June 28, 1996, and incorporated herein by reference.
           5     -        Opinion of Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated, as to the legality of the Common Stock of the Company to be registered hereunder.
         23.1    -        Consent of Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated, (included within
                          Exhibit 5 hereof).
         23.2    -        Consent of Ernst & Young, L.L.P.
         24      -        Power of Attorney (included as part of the signature page of this Registration Statement).
         99.1    -        Agreement of Purchase and Sale dated December 29, 1995 by and between St. James Capital
                          Partners, L.P. and Registrant, and all exhibits thereto.(1)
         99.2    -        First Amendment to Agreement of Purchase and Sale dated to be effective February 29, 1996 by and between St. James Capital Partners, L.P., SV Capital Partners, L.P., and Registrant, and
                          all exhibits thereto.(2)
         99.3             Description of Common Stock of the Company contained in Form 8-A dated December 28, 1971, as amended by the Company's Restated Certificate of Incorporation, and all amendments thereto, filed as Exhibit 4 to Form S-8 filed by the Company on June 28, 1996, and incorporated herein by reference.
         99.4             Florafax International, Inc. Annual Report on Form 10-KSB for the fiscal year ended August 31,
                          1995, incorporated by reference.
         99.5             Florafax International, Inc. Quarterly Reports on Form 10-QSB for the fiscal quarters ended
                          November 30, 1995, February 29, 1996 and May 31, 1996 incorporated by reference.
         99.6             Current Report on Form 8-K dated February 8, 1996, incorporated by reference.

ITEM 17.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:
 ________________________

           (1) Filed as Exhibit 4(ii) to Form 8-K filed by the Registrant on February 8, 1996, and incorporated herein by reference.
           (2) Filed as Exhibit 10 to Form 10-QSB for the fiscal quarter ended May 31, 1996, filed by the Registrant on July 12, 1996, and incorporated herein by reference.

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
                 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof);

                          (iii) To include any material information with
                 respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         For purposes of determining any liability under the Securities Act,
(i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, and the State of Florida, as of the 13th day of August, 1996.

                                        FLORAFAX INTERNATIONAL, INC.


                                        By: /s/ James H. West
                                           -------------------------------
                                           James H. West, President, Chief
                                           Operating Officer and Chief
                                           Financial Officer

         We, the undersigned officers and directors of Florafax International, Inc. (the "Company"), hereby severally appoint Andrew W. Williams or James H. West and each of them, agent and attorney-in-fact to sign for us, and in our names in the capacities indicated below, a Registration Statement on Form S-3 relating to certain shares of the Company's Common Stock, and any and all amendments to such Registration Statement, for the purpose of registering such shares under the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all Amendments thereto.

         Witness our hands on the respective dates set forth below.

                            -----------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

         Signature                    Date                        Title
         ---------                    ----                        -----
_________/s/___________           August 13, 1996           Chairman of the Board, Chief
Andrew W. Williams                                          Executive Officer and Director


_________/s/___________           August 13, 1996           President, Chief Operating Officer,
James H. West                                               Chief Financial Officer and Director


_________/s/___________           August 13, 1996           Principal Accounting Officer
Kelly S. McMakin


_________/s/______________        August 13, 1996           Director
T. Craig Benson


_________/s/______________        August 13, 1996           Director
Solomon O. Howell, Jr.

_________/s/______________        August 13, 1996           Director
Glenn R. Massey


_________/s/______________        August 13, 1996           Director
William E. Mercer


_________/s/______________        August 13, 1996           Director
Kenneth G. Puttick



                                 EXHIBIT INDEX



         Exhibit
         Number                   Description                                        Page
           4              Restated Certificate of Incorporation of the
                          Company and all amendments thereto, and
                          Bylaws of the Company, each filed as Exhibit 4
                          to Form S-8 filed by the Company on June 28,
                          1996, and incorporated herein by reference.

           5              Opinion of Cauthorn Hale Hornberger Fuller                 _____
                          Sheehan & Becker Incorporated, as to the legality
                          of the Common Stock of the Company to be
                          registered hereunder.

         23.1             Consent of Cauthorn Hale Hornberger Fuller                 _____
                          Sheehan & Becker Incorporated, (included within
                          Exhibit 5 hereof).

         23.2             Consent of Ernst & Young, L.L.P.                           _____

         24               Power of Attorney (included as part of the                 _____
                          signature page of this Registration Statement).

         99.1             Agreement of Purchase and Sale dated December
                          29, 1995 by and between St. James Capital Partners,
                          L.P. and Registrant, and all exhibits thereto.(3)

         99.2             First Amendment to Agreement of Purchase and
                          Sale dated to be effective February 29, 1996 by and
                          between St. James Capital Partners, L.P., SV Capital
                          Partners, L.P., and Registrant, and all exhibits thereto.(4)

________________________

    (3) Filed as Exhibit 4(ii) to Form 8-K filed by the Registrant on
February 8, 1996, and incorporated herein by reference.
    (4) Filed as Exhibit 10 to Form 10-QSB for the fiscal quarter ended May 31, 1996, filed by the Registrant on July 12, 1996, and incorporated herein by reference.

         99.3             Description of Common Stock of the Company
                          contained in Form 8-A dated December 28, 1971, as
                          amended by the Company's Restated Certificate
                          of Incorporation, and all amendments thereto, filed as
                          Exhibit 4 to Form S-8 filed by the Company on June 28, 1996, and incorporated herein by reference.

         99.4             Florafax International, Inc. Annual Report on Form
                          10-KSB for the fiscal year ended August 31, 1995, incorporated by reference.

         99.5             Florafax International, Inc. Quarterly Reports on
                          Form 10-QSB for the fiscal quarters ended November
                          30, 1995, February 29, 1996 and May 31, 1996 incorporated by reference.

         99.6 Current Report on Form 8-K dated February 8, 1996, incorporated by reference.